                                                                                                    EXHIBIT 23.1

                                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.
333-____________) of Public Storage, Inc. pertaining to the Public Storage Profit Sharing Plan (to be renamed the PS 401(k)/Profit Sharing Plan) of our report dated February 14, 2000 with respect to the consolidated financial statements and schedule of Public Storage, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Los Angeles, California
November 20, 2000